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                                                               EXHIBIT 4(f)(5)


                      WARRANT REGISTRATION RIGHTS AGREEMENT

                                     between

                            CENTERPOINT ENERGY, INC.

                                       and

                         J.P. MORGAN SECURITIES INC. and
                           SALOMON SMITH BARNEY, INC.,

                          Dated as of [_____ __], 2003


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                      WARRANT REGISTRATION RIGHTS AGREEMENT

         This WARRANT REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is made and entered into as of [_____ __], 2003, between Centerpoint Energy, Inc., a Texas corporation (the "COMPANY"), J.P. Morgan Securities Inc. ("JPMORGAN") and Salomon Smith Barney, Inc. ("SSB").

                                    RECITALS

         WHEREAS, the Company, the banks and other financial institutions from time to time parties thereto, Citibank, N.A. (the "SYNDICATION AGENT"), an affiliate of SSB, and JPMorgan Chase Bank (the "ADMINISTRATIVE AGENT"), an affiliate of JPMorgan, are parties to the Second Amendment, dated as of February 28, 2003 (the "SECOND AMENDMENT"), to the $3,850,000,000 Amended and Restated Credit Agreement dated as of October 10, 2002, among the Company, the banks and other financial institutions from time to time parties thereto, the Syndication Agent, as syndication agent, and the Administrative Agent, as administrative agent;

         WHEREAS, in connection with, and in order to induce the Syndication Agent and the Administrative Agent to enter into, the Second Amendment, on the date hereof the Company is issuing [30,600,564.20] common stock purchase warrants (the "WARRANTS") pursuant to a Warrant Agreement, dated as of the date hereof, between the Company, the Syndication Agent, the Administrative Agent and the Company, as warrant agent, which in the aggregate initially entitle the holders thereof to purchase [30,600,564.20] shares of Common Stock, par value $0.01 per share (the "COMMON STOCK"), of the Company;

         WHEREAS, in order to induce the Syndication Agent and the Administrative Agent to enter into the Second Amendment, the Company has also agreed to the registration rights set forth in this Agreement; and

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                  1.       Definitions.

                  Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement. As used in this Agreement, the following capitalized terms shall have the following meanings:

                  ADVICE: See Section 5 hereof.

                  DTC: The Depository Trust Company.

                  EFFECTIVE DATE: See Section 3(b)(i) hereof.

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                                                                               2

                  EXCHANGE ACT: The Securities Exchange Act of 1934, as amended.

                  FILING DATE: See Section 3(b)(i) hereof.

                  HOLDER: Each holder (including JPMorgan and SSB) of any Warrants, Warrant Shares or Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become registered or beneficial owners of such Warrants, Warrant Shares or Registrable Securities.

                  HOLDER INDEMNIFIED PARTIES: See Section 7(a) hereof.

                  INDEMNIFYING PARTY: See Section 7(c) hereof.

                  INITIATING HOLDER: See Section 3(a)(i) hereof.

                  LIQUIDATED DAMAGES: See Section 3(b)(iv) hereof.

                  NASD: National Association of Securities Dealers, Inc.

                  OTHER HOLDERS: The holders of Other Securities.

                  OTHER SECURITIES: All common equity of the Company, the holders of which have registration rights with respect to such common equity (other than the Registrable Securities).

                  PERSON: Any individual, partnership, limited liability company, corporation, trust, joint stock company, business trust, joint venture, or unincorporated organization, or a government or agency or political subdivision thereof.

                  PROSPECTUS: The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

                  REGISTRABLE SECURITIES: The Registrable Warrants and the Registrable Warrant Shares, provided that a security ceases to be a Registrable Security when (i) a registration statement with respect to the sale by the holder of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement (excluding the original issuance of Warrant Shares upon exercise of the Warrant), (ii) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, or
         (iii) such securities cease to be outstanding. For purposes of this Agreement, any required calculation of the amount or percentage of Registrable Securities shall be based on the number of shares of Common Stock which are Registrable Securities, including

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                                                                               3

         shares issuable upon the conversion, exchange or exercise of the Warrants or any other security convertible, exchangeable or exercisable into Common Stock.

                  REGISTRABLE WARRANT SHARES: All Warrant Shares issuable to the Holders of Warrants upon exercise of such Warrants.

                  REGISTRABLE WARRANTS: All Warrants issued pursuant to the Warrant Agreement.

                  REGISTRANT INDEMNIFIED PARTIES: See Section 7(b) hereof.

                  REGISTRATION DEFAULT: See Section 3(b)(iv) hereof.

                  REGISTRATION EXPENSES: See Section 6 hereof.

                  REGISTRATION STATEMENT: Any registration statement of the Company which covers any of the Registrable Securities, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

                  SEC: The Securities and Exchange Commission.

                  SECURITIES ACT: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

                  SHELF REGISTRATION: See Section 3(b)(i) hereof.

                  SHELF REGISTRATION STATEMENT: See Section 3(b)(i) hereof.

                  UNDERWRITTEN REGISTRATION or UNDERWRITTEN OFFERING: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

                  WARRANT SHARES: The shares of Common Stock of the Company, or any successor thereto, issuable to the Holders of Warrants upon exercise of the Warrants, together with any other securities or property that may in the future become issuable upon exercising the Warrants as set forth in Section 15 of the Warrant Agreement.

                  2.       Securities Subject to this Agreement

                  (a) Registrable Securities. All Registrable Securities shall be entitled to the benefits of this Agreement.

                  3.       Registration Rights.

                  (a) Piggyback Rights. (i) Piggyback Rights. If the Shelf Registration Statement has not been declared, and is not continuing to be, effective and the Company at any time after the Initial Repayment Date (as defined in the Warrant Agreement), with respect to the Adjusted

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                                                                               4

First Tranche Warrants (as defined in the Warrant Agreement) and any related Warrant Shares, and at any time after the Subsequent Repayment Date (as defined in the Warrant Agreement), with respect to the Adjusted Second Tranche Warrants (as defined in the Warrant Agreement) and any related Warrant Shares, and prior to [date three months after expiration of the Warrants], 2007, proposes to register warrants, common stock (including any offerings of common stock together with preferred stock) or any other capital stock under the Securities Act (other than (x) a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes, or any other registration with respect to an employee benefit plan or other compensation plan for the benefit of employees or directors, (y) a registration statement filed in order to register common stock with respect to an acquisition which constituted a part or all of the consideration for an acquisition or (z) a registration statement filed in connection with an offer of securities solely to the Company's existing security holders), other than pursuant to Section 3(b), whether or not for sale for its own account, it will, at each such time, give prompt written notice (no later than 15 days prior to the anticipated filing date or 10 days if the Company is required to file reports under the Exchange Act and able to use Form S-3 under the Securities Act) to the Holders of such Registrable Securities of its intention to do so and of the rights of the Holders under this Section 3(a). Upon the written request of Holders of Registrable Securities having an aggregate offering price at least equal to $25,000,000 made within 7 days after the receipt of any such notice (which request shall specify the number of Registrable Securities intended to be disposed of by each such Holder), the Company will use its reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders and to keep such registration continuously effective under the Securities Act in the qualifying jurisdictions until at least the earlier of (A) 90 days after the effective date thereof or (B) the consummation of the distribution by the Holders of all of the Registrable Securities covered thereby; provided that (1) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company or any other holder of securities that initiated such registration (an "INITIATING HOLDER") shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company or such Initiating Holder may, at its election, give written notice of such determination to the Holders and, thereupon, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith), or the Company may elect to delay the registration, and (2) if such registration involves an underwritten offering, the Holders of Registrable Securities requesting to be included in the registration must sell their Registrable Securities to the underwriters selected by the Company or the Initiating Holders, as the case may be, on the same terms and conditions as apply to the Company or the Initiating Holders, as the case may be, with, in the case of a combined primary and secondary offering, such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings. If a registration requested pursuant to this Section 3(a)(i) involves an underwritten offering, any Holder requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register all or any portion of such securities in connection with such registration.

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                                                                               5

                  (ii) Expenses. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3(a).

                  (iii) Priority in Piggyback Registrations. If a requested registration pursuant to this Section 3(a) involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) exceeds the number that can be sold in such offering at a price acceptable to the Company or is such as to adversely affect the success of the offering, the Company will be required to include in such registration only the amount of securities which it is so advised should be included in such registration. In such event, securities shall be registered in such offering in the following order of priority: (i) FIRST, the securities which the Company proposes to register and, if any, Other Securities of any Initiating Holder, (ii) SECOND, provided that no securities sought to be included by the Company and any Initiating Holder, if any, have been excluded from such registration, the Registrable Securities which have been requested to be included in such registration by the Holders pursuant to this Agreement and the Other Securities of Other Holders entitled to exercise "piggy-back" registration rights pursuant to contractual commitments of the Company existing on the date hereof (such securities to be allocated pro rata based on the amount of Registrable Securities and Other Securities sought to be registered by such Holders and Other Holders) and (iii) THIRD, provided that no securities sought to be included by the Holders or Other Holders referred to in clause (ii) above have been excluded from such registration, the Other Securities of Other Holders entitled to exercise "piggy-back" registration rights pursuant to contractual commitments of the Company not existing on the date hereof (pro rata based on the amount of securities sought to be registered by such Other Holders). If, as a result of the provisions of this Section 3(a)(iii), any selling Holder shall not be entitled to include all Registrable Securities in a registration that such selling Holder has requested to be included, such selling Holder may elect to withdraw his request to include Registrable Securities in such registration.

                  (b) Shelf Registration. (i) Filing of Shelf Registration. The Company shall use its reasonable best efforts to file a "shelf" registration statement (the "SHELF REGISTRATION STATEMENT") on any appropriate form pursuant to Rule 415 (or similar rule that may be adopted by the SEC) under the Securities Act (a "SHELF REGISTRATION") in no event later than the date that is 120 days prior to the date the Warrants become exercisable (the "FILING DATE") with respect to the issuance of the Warrant Shares (if allowed by applicable rule or policy of the SEC) and to permit resales of all of the Registrable Securities. The Company agrees to use its reasonable best efforts to cause such Shelf Registration to become effective as soon as practicable after the filing thereof and in no event later than the date the Warrants become exercisable (the "EFFECTIVE DATE"), and thereafter to keep it continuously effective for the period (the "EFFECTIVENESS PERIOD") that will terminate upon the earlier of (1) the date on which all of the Warrants have been exercised and all of the Registrable Securities covered by the Shelf Registration have been resold pursuant to such Shelf Registration or cease to be Registrable Securities and
(2) [three months after the expiration date of the Warrants], 2007. If the Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than

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                                                                               6

because of the sale of all of the securities registered thereunder), in addition to the actions required pursuant to Section 5(d), the Company shall use its reasonable best efforts to, within 7 days of such cessation of effectiveness, amend the Shelf Registration Statement in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" registration statement pursuant to Rule 415 covering all of the Registrable Securities (a "SUBSEQUENT SHELF REGISTRATION STATEMENT"). If a Subsequent Shelf Registration Statement is filed, the Company shall use its best efforts to cause the Subsequent Shelf Registration to become effective as soon as practicable after such filing and to keep such Registration Statement continuously effective for the Effectiveness Period. As used herein the term "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement and any Subsequent Shelf Registration Statement.

                  (ii) Limitations on Shelf Registration. The Company shall not be required to file more than one Shelf Registration Statement, subject to the provisions set forth in Section 5 hereof. The Company shall not permit any securities other than the Registrable Securities to be included in the Shelf Registration Statement.

                  (iii) Form of Registration Statement. The Company shall select the registration statement form for any registration pursuant to this
Section 3(b); provided that if any registration pursuant to this Section 3(b) is effected by the filing of a Registration Statement on Form S-3 (or any successor or similar short-form registration statement), and if the managing underwriter of an underwritten offering initiated pursuant to clause (iv) of this Section 3(b) advises the Company in writing that, in its opinion, additional disclosure is required in the Prospectus, the Company shall promptly amend or supplement the Registration Statement (including by post-effective amendment) or Prospectus.

                  (iv) Selection of Underwriter. If the Holders so elect, the offering of Registrable Warrant Shares pursuant to such Shelf Registration shall be in the form of an underwritten offering; provided, however, that the Company shall not be obligated to:

                           (A) effect more than an aggregate of two underwritten offerings pursuant to this Section 3(b)(iv) or more than one underwritten offering in any twelve-month period; or

                           (B) effect an underwritten offering pursuant to this Section 3(b)(iv) unless the aggregate offering price of the Registrable Warrant Shares being offered pursuant to such underwritten offering shall equal at least $25,000,000.

                  The Holders of a majority of the Registrable Securities covered by such Shelf Registration shall select one or more nationally recognized firms of investment bankers, who shall be reasonably acceptable to the Company, to act as the managing underwriter or underwriters in connection with such offering and shall select any additional investment bankers and managers to be used in connection with the offering.

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                                                                               7

                  (v) Expenses. The Company will pay all Registration Expenses in connection with each Shelf Registration pursuant to this Section 3(b).

                  4.       Hold-Back Agreements

                  (a) Restrictions on Public Sale by Holder of Registrable Securities. Each Holder of Registrable Securities agrees, if requested by the managing underwriters in an underwritten offering not to effect any public sale or distribution of the Warrants or Warrant Shares, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration), during the 7-day period prior to, and during the 90-day period beginning on, the pricing date of each underwritten offering made pursuant to
Section 3(b)(iii), to the extent timely notified by the Company or the managing underwriters. In order to enforce the foregoing covenant, the Company shall have the right to impose stop transfer instructions with respect to the Warrants or Warrant Shares until the end of such period. The provisions of this Section 4(a) shall be binding upon any transferee of any Warrants or Warrant Shares.

                  The foregoing provisions of the preceding paragraph shall not apply to any Holder of Registrable Securities if such Holder is prevented by applicable statute or regulation from entering any such agreement; provided, however, that any such Holder shall undertake, in its request to participate in any such underwritten offering, not to effect any public sale or distribution of any Registrable Securities held by such Holder and covered by a Registration Statement commencing on the date of sale of the Registrable Securities unless it has provided 30 days prior written notice of such sale or distribution to the underwriter or underwriters.

                  (b) Restrictions on Sale of Securities by the Company and Others. The Company agrees (1) not to effect any public or private offer, sale or distribution of any of its equity securities similar to the Warrants, including a sale pursuant to Regulation D under the Securities Act (other than any such sale or distribution of such securities in connection with any merger or consolidation by the Company or any subsidiary of the Company or the acquisition by the Company or a subsidiary of the Company of the capital stock or substantially all of the assets of any other Person or in connection with any employee stock option or other benefit plan), during the 90-day period beginning with the date the Warrants become exercisable to the extent timely notified in writing by a Holder or Holders which individually or in the aggregate hold a majority of the then outstanding Registrable Securities or during the 7-day period prior to, and during the 90-day period beginning with, the pricing date of each underwritten offering pursuant to Section 3(b)(iii), to the extent timely notified by the managing underwriters in such underwritten offering (except as part of such if permitted, or pursuant to registrations on Forms S-4 or S-8 or any successor form to such registration forms) and (2) during the aforementioned period to use its reasonable best efforts to cause each holder of each of its privately placed equity securities similar to the Warrants purchased from the Company at any time on or after the date of this Agreement to agree not to effect any public sale or distribution of any such securities during such period, including a sale pursuant to Rule 144 under the Securities Act (except as part of such registration, if permitted).

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                                                                               8

                  5.       Registration Procedures.

                  If and whenever the Company is required to file a Registration Statement with respect to Registrable Securities pursuant to this Agreement, the Company will use its reasonable best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will, as expeditiously as possible, use reasonable best efforts to:

                  (a) prepare and file with the SEC, within the time period provided in Section 3, a Registration Statement or Registration Statements relating to such registration on any appropriate form under the Securities Act, which form shall be available for the sale by the Company of the Warrant Shares or the resale of Warrants and Warrant Shares by the Holders in accordance with the intended method or methods of distribution thereof and shall include all financial statements required by the SEC to be filed therewith, cooperate and assist in any filings required to be made with the NASD, and use its reasonable best efforts to cause such Registration Statement to become effective within such time period; provided that before filing a Registration Statement or any amendments or supplements thereto with respect to the Registrable Securities, the Company will furnish to the Holders of the Registrable Securities covered by such Registration Statement and the underwriters, if any, drafts of all such documents proposed to be filed (without exhibits or schedules), which documents will be subject to the review by such Holders and underwriters, and the Company will not file any Registration Statement or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities or such managing underwriters, if any shall reasonably object within 5 business days unless required by law in the reasonable judgment of the Company;

                  (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective to allow any Holder to sell its Registrable Securities thereunder for the applicable period set forth in Section 3; cause the Prospectus to be supplemented, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act as required; and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in the Prospectus or supplement to the Prospectus;

                  (c) notify the selling Holders of Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing, (1) when the Prospectus or any supplement to the Prospectus or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the SEC of any stop order which the Company has knowledge of suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings for that purpose, (4) if at any time the representations and warranties of the Company contemplated

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                                                                               9

by paragraph (n) below cease to be true and correct in any material respect, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (6) of the Company's becoming aware that the Prospectus (including any document incorporated therein by reference), as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which such statement was made.

                  (d) avoid the issuance of or, if issued, to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement or the use of a Prospectus or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities covered thereby for sale in any jurisdiction described in Section 5(h) hereof at the earliest possible moment;

                  (e) if reasonably requested by the managing underwriter or underwriters or a Holder of Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a supplement to the Prospectus or post-effective amendment such information as the managing underwriter or underwriters or the Holders of a majority of the Registrable Securities being sold agree should be included therein, including, without limitation, information relating to the plan of distribution with respect to such Registrable Securities, (including, without limitation, information with respect to the amount of Registrable Securities being sold to such managing underwriter or underwriters, the purchase price being paid therefor by such underwriters and any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering); and make all required filings of such supplement to the Prospectus or post-effective amendment as soon as notified of the matters to be incorporated in such supplement to the Prospectus or post-effective amendment;

                  (f) furnish to each selling Holder of Registrable Securities and each managing underwriter, if any, without charge, if requested, at least one copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                  (g) deliver to each selling Holder of Registrable Securities and the underwriters, if any, without charge, if requested, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use (subject to the limitations set forth in the last paragraph of this Section 5) of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

                  (h) prior to any public offering of Registrable Securities, register or qualify, or

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                                                                              10

cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification, of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such selling Holder or underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective hereunder and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

                  (i) in connection with any sale or transfer of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with the selling Holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing such Registrable Securities to be sold, which certificates shall not bear any restrictive legends whatsoever and shall be in a form eligible for deposit with DTC; and enable such Registrable Securities to be in such denominations and registered in such names as such managing underwriters may request at least two business days prior to any sale of such Registrable Securities to the underwriters;

                  (j) cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other U.S. governmental agencies or U.S. authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities (subject to the proviso contained in clause (h) above);

                  (k) upon the occurrence of any event contemplated by paragraph
(c)(6) above, prepare a supplement or post-effective amendment to the related Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the Holders of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (l) cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed if such listing is permitted under the rules of such exchange;

                  (m) not later than the effective date of the Registration Statement, provide a CUSIP number for all Registrable Warrants and provide the transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with DTC;

                  (n) enter into such agreements (including an underwriting agreement) and take

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                                                                              11

all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities which are reasonably required, and in such connection, in the case of an underwritten offering (1) make such representations and warranties (with reasonable exceptions) to the Holders of such Registrable Securities and the underwriters in form, substance and scope as are customarily made by issuers to underwriters in secondary underwritten offerings; (2) obtain opinions of counsel to the Company addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the underwriters; (3) obtain "comfort" letters and updates thereof from the Company's independent certified public accountants addressed to such underwriters and to the extent that such independent certified public accounts agree, addressed to such Holders, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters given to underwriters in connection with primary underwritten offerings; (4) include indemnification provisions in such underwriters' customary form; and (5) deliver to the Holders copies of such documents and certificates as may be requested by the managing underwriters to evidence compliance with paragraph (k) above and with any customary conditions contained in the underwriting agreement. The above shall be done at each closing under such underwriting agreement or as and to the extent required thereunder;

                  (o) make available at reasonable times during normal business hours for inspection by any underwriter or the Administrative Agent for the benefit of any Holder participating in any disposition of such Registrable Securities, and any attorney or accountant retained by such underwriters or the Administrative Agent, if any, such financial and other records, pertinent corporate documents and properties of the Company as may be reasonably necessary to enable them to exercise their due diligence responsibilities, and provide reasonable access to appropriate officers of the Company in connection with such due diligence responsibilities;

                  (p) make appropriate officers of the Company available at reasonable times during normal business hours to such underwriters for meetings with prospective purchasers of the Registrable Securities and prepare and present to potential investors customary "road show" material in a manner consistent with issuances of other securities similar to the Registrable Securities; and

                  (q) comply with all applicable rules, regulations and policies of the SEC and make generally available to its security holders earnings statements satisfying the provisions of Section 1l(a) of the Securities Act and Rule 158 thereunder no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to an underwriter or to underwriters in a firm commitment or reasonable efforts underwritten offering and (ii) if not sold to an underwriter or to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of the relevant Registration Statement, which statements shall cover said such period, consistent with the requirements of Rule 158 under the Securities Act.

                  The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

                  Each Holder of Registrable Securities agrees by acceptance of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event or the happening of any circumstances of the kind described in Section 5(c)(3), (5) or (6) hereof (or that the Company reasonably concludes bears a risk of being so considered) or that, in the reasonable judgment of the Company, it is advisable to suspend use of the prospectus for a discrete period of time due to pending corporate developments, public filings with the SEC or similar events, such Holder will forthwith discontinue disposition of Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof, or until it is advised in writing (the "ADVICE") by the Company that the use of such Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such Prospectus, and, if so directed by the Company such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of such Prospectus covering such Registrable Securities current at the time of receipt of such notice. The Company shall use its reasonable best efforts to insure that the use of the Prospectus may be resumed as soon as practicable, and in any event shall not be entitled to require the Holder to suspend use of any Prospectus more than twice, and in each such case for no more than thirty (30) business days, in any twelve-month period.

                  6.       Registration Expenses

                  All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all (i) registration and filing fees, fees and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its one counsel as may be required by the rules and regulations of the NASD), (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters or selling Holders in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or Holders of a majority of the Registrable Securities being sold may reasonably designate), (iii) printing expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with DTC and of printing Prospectuses), messenger, telephone and delivery expenses, (iv) reasonable fees and disbursements of counsel for the Company and the Company's independent certified public accountants (including the expenses of any special audit and "comfort" letters required by or incident to such performance), (v) the reasonable frees and expenses (including up to $100,000 of the reasonable fees of one outside legal counsel) of the Holders and
(vi) the cost of securities acts liability insurance if the Company so desires (all such expenses being herein called "REGISTRATION EXPENSES") will be borne by the Company regardless whether the Registration Statement becomes effective. The

Company will not be responsible for payment of any brokerage commissions, underwriting discount or other similar expenses of the Holders. The Company, in any event, will pay the Company's own internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), and the expense of any annual audit.

                  7.       Indemnification

                  (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder of Registrable Securities, their officers, directors, counsel, advisors and each Person who controls such Holder (within the meaning of the Securities Act) (the "HOLDER INDEMNIFIED PARTIES") against all losses, claims, damages, liabilities and expenses reasonably incurred by such party in connection with any actual or threatened action arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or a preliminary Prospectus, in light of the circumstances under which such statement was made) not misleading, except insofar as the same arise out of or are based upon any such untrue statement or omission made in reliance on and in conformity with any information furnished in writing to the Company by any underwriter or any Holder or any of their counsel or other representatives expressly for use therein; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the preliminary Prospectus or Prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission is completely corrected in the Prospectus or an amendment or supplement to the Prospectus, as applicable, and the Holder thereafter fails to deliver such Prospectus or Prospectus as so amended or supplemented, as applicable, prior to or concurrently with the sale of the Registrable Securities to the person asserting such loss, claim, damage, liability or expense if the Company has promptly complied with Sections 5(g) and 5(k) hereof. The Company shall also indemnify underwriters, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holder Indemnified Parties, if requested.

                  (b) Indemnification by Holder of Registrable Securities. In connection with the Registration of Registrable Securities, each Holder of Registrable Securities will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and agrees to, severally and not jointly, indemnify and hold harmless, to the full extent permitted by law, the Company, its directors, managers and officers and each Person who controls the Company (within the meaning of the Securities Act) (the "REGISTRANT INDEMNIFIED PARTIES") against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact contained in any Registration Statement or Prospectus or any omission of a material fact required to be stated in the Registration Statement or Prospectus or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent, but only to the extent, that such untrue statement or omission relates to a Holder and is made in reliance on and in conformity with any information or affidavit furnished in writing by or on behalf of such Holder to the Company specifically for inclusion in such Registration Statement or Prospectus. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Registrant Indemnified Parties shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution of Registrable Securities to the same extent above with respect to information or affidavit furnished in writing by or on behalf of such Persons as provided specifically for any Prospectus or Registration Statement.

                  (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the Company or Holder of Registrable Securities, as the case may be (in either case, as applicable, an "INDEMNIFYING PARTY"), of any claim with respect to which it seeks indemnification and (ii) permit such Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to such Person; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the Indemnifying Party has agreed to pay such fees or expenses, (b) the Indemnifying Party has failed to assume the defense of such claim or has not employed counsel satisfactory to such Person to represent such Person within a reasonable amount of time after notice of the institution of such action, (c) the use of counsel chosen by the Indemnifying Party to represent such Person would present such counsel with a conflict of interest or
(d) the actual or potential defendants in, or targets of, any such action include both such Person and the Indemnifying Party and such Person shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the Indemnifying Party (in each of which case, if the Person notifies the Indemnifying Party in writing that such Person elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the Indemnifying Party, the Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No Indemnifying Party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Person entitled to indemnification a release from all liability in respect to such claim or litigation. Any Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the reasonable fees and expenses of more than one counsel for all Persons entitled to indemnification by such Indemnifying Party (in addition to one local counsel with respect to such claim in any one jurisdiction), unless in the reasonable judgment of such Person a conflict of interest may exist between such Person and any other Person entitled to indemnification hereunder with respect to such claim and the representation of both would be inappropriate, in which event the Indemnifying Party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels, but only of one such additional counsel for each group of similarly situated Persons in any one jurisdiction.

                  (d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to a Person entitled to indemnification or is insufficient to hold it harmless as contemplated by the preceding paragraphs (a) and (b), then the Indemnifying Party shall contribute to the amount paid or payable by such Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Person and the Indemnifying Party, but also the relative fault of such Person and the Indemnifying Party, as well as any other relevant equitable considerations, provided that no Holder of Registrable Securities shall be required to contribute an amount greater than the dollar amount of the proceeds received by such Holder of Registrable Securities with respect to the sale of any securities. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  8.       Rule 144 and Rule 144A

                  The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if it is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 and Rule 144A under the Securities Act), and it will take such further reasonable action requested by a Holder of Registrable Securities, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 and Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information and filing requirements.

                  9.       Participation in Underwritten Offerings.

                  No Holder of Registrable Securities may participate in any underwritten registration unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents reasonably required under the terms of such underwriting arrangements.

                  10.      Miscellaneous.

                  (a) Remedies. Each Holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, in connection with the breach by the Company of its obligations to register the Registrable Securities will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  (b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with, limits or prohibits the full and timely exercise by the Holders of the rights granted herein. The rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any other agreements. Notwithstanding the foregoing, the Company shall not be deemed to have breached its obligations pursuant to this Section 10(b) solely as a result of its granting to any Person (a) "piggyback" registration rights that are junior in all respects to the rights granted under this Agreement or (b) "demand" registration rights.

                  (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions of this Agreement may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding Registrable Securities (excluding Registrable Securities held by the Company or one of its affiliates).

                  (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, facsimile or air courier guaranteeing overnight delivery:

                  (i) if to a Holder of Registrable Securities, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 10(d), which address initially is, with respect to [___], the address set forth next to such its name in the Credit Agreement, with a copy (which will not constitute notice hereunder) to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, Attention: [____].; and

                  (ii) if to the Company, initially to it at the address set forth in the Credit Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 8(d), with a copy (which will not constitute notice hereunder) to Baker Botts LLP, One Shell Plaza, 910 Louisiana Street, Houston, Texas 77002, Attention: [____].

                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid if mailed; when answered back, if delivered by facsimile; and on the next business day if timely delivered, postage prepaid, to an air courier guaranteeing overnight delivery.

                  (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including without limitation and without the need for an express assignment, subsequent Holders of Registrable Securities.

                  (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (h) Legend. Any certificate representing Warrants (or any other securities exercisable for or convertible into or exchangeable for Warrants) shall bear the following legend until such time as it is no longer applicable:

         "THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REGISTRATION RIGHTS AGREEMENT BETWEEN CENTERPOINT ENERGY, INC. (THE "COMPANY"), AND J.P. MORGAN SECURITIES INC. AND SALOMON SMITH BARNEY, INC., A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT."

                  (i) New York Law; Submission to Jurisdiction. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of any such provision in any jurisdiction in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement with respect to the subject matter contained herein and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  IN WITNESS WHEREOF, the parties have executed this Warrant Registration Rights Agreement as of the date first written above.

                                    CENTERPOINT ENERGY, INC.

                                    By: ________________________________
                                        Name:
                                        Title:

                                    J.P. MORGAN SECURITIES INC.

                                    By: _________________________________
                                        Name:
                                        Title:

                                    SALOMON SMITH BARNEY, INC.

                                    By: _________________________________
                                        Name:
                                        Title: